Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”), dated as of [•] June 2026, is made between Alvotech, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register under number B258884 (the “Company”) and the undersigned investor (the “Investor”).

Background:

(A)	The Company is a global biotech company specializing in the development and manufacture of biosimilar medicines for patients worldwide, having its shares listed on Nasdaq Iceland Main Market, Nasdaq Stock Market LLC in the USA with its ordinary shares, and Swedish Depositary Receipts on Nasdaq Stockholm.

(B)	The Company and the Investor wish to record the arrangements agreed between them in relation to the subscription for ordinary shares, USD 0.01 nominal value per share (the “Ordinary Shares”), issued by the Company.

(C)	A private placement of ordinary shares, issued by the Company, is made solely to qualified investors (professional clients or eligible counterparties) falling within article 1(4)(a) of Regulation (EU) 2017/1129 (the Prospectus Regulation), which shall include any relevant implementing measures in each member state of the European Economic Area (including Icelandic Act, no. 14/2020, on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and any secondary legislation thereunder) (the “Private Placement”), and in accordance with Regulation S (“Regulation S”) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(D)	The Company announced on 15 June 2026, that concurrent to the Private Placement, it plans an underwritten public offering (the “Offering”), made available pursuant to a registration statement on Form F-3, including a base prospectus, that was previously filed with the U.S. Securities and Exchange Commission and any applicable prospectus supplements.

(E)	The Investor wishes to subscribe to [•] Ordinary Shares (the “Subscription Shares”) in the Private Placement at a purchase price of [USD/ISK] [•] per share for a total purchase price of [USD/ISK] [•] (the “Purchase Price”), and subject to the terms and conditions set forth in this Agreement.

Agreed Terms:

1.	Subscription.

1.1.	The Investor hereby expressly and irrevocably undertakes to subscribe to the Subscription Shares for the Purchase Price.
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2.	Closing Condition.

2.1.	Closing of this Agreement and the obligations of the parties in respect of the issue and subscription to the Subscription Shares are subject to closing of the Offering.

2.2.	In addition to the Closing Condition, the obligations of the Company in respect of the issue of the Subscription Shares are subject to the Company receiving the Purchase Price in accordance with this Agreement.

3.	Payment and Delivery.

3.1.	Payment of the Purchase Price shall take place on 22 June 2026 or such other date as agreed by the Company and the Investor (the “Payment Date”).

3.2.	At the Payment Date, the Investor shall pay the Purchase Price in immediately available funds into a bank account, as designated by the Company.

3.3.	On the date of receipt of the Purchase Price, the Company shall issue the Subscription Shares and register the Investor as the owner of the Subscription Shares in the share registry of the Company, file a notification to the appropriate authorities, of the share capital increase, and subsequently deliver the Subscription Shares to the Investor (according to Investor’s instructions).

4.	Company Representations and Warranties.

4.1.	The Company has been duly incorporated or otherwise organized and is validly existing as a corporation under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

4.2.	The Subscription Shares have been duly authorized for issuance and sale to the Investor pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the Purchase Price, will be validly issued and fully paid and non-assessable.

4.3.	This Agreement has been duly authorized, executed and delivered by the Company.

4.4.	The execution and delivery by the Company of this Agreement, the performance of obligations by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene the terms of the constitutional documents of the Company, or (ii) violate any law, determination or award applicable to any of the Company or its properties or assets.

4.5.	None of the Company or any of their affiliates (as defined in Rule 144 under the Securities Act) has directly or through any agent engaged in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Subscription Shares.

5.	Investor Representations and Warranties.

5.1.	The Investor has full corporate power and authority to exercise its rights and to perform its obligations pursuant to this Agreement, and all corporate and other action required to authorise its
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execution of this Agreement and the performance of its obligations there under has been duly taken. The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Agreement.

5.2.	The execution, delivery and performance of this Agreement will not: contravene any law, regulation, judgment or order to which the Investor is subject, result in any actual or potential breach of or default under any obligation, agreement, instrument or consent to which the Investor is a party; or (if an entity) contravene any provision of its articles of association.

5.3.	At Payment Date, the Investor will have sufficiently available funds to satisfy its obligations under this Agreement.

5.4.	The Investor confirms that it is solely basing its subscription to the Subscription Shares on publicly available information. The Investor has the requisite knowledge and experience to be capable of evaluating the merits and risks of an investment in the Subscription Shares and that the Investor is capable of protecting its interests in connection with this Agreement, and if not, that it has sought expertise advice from a recognized third party. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, in making its investment or decision to subscribe to the Subscription Shares. Alone, or together with any professional advisor(s), the Investor has adequately analysed and fully considered the risks related to subscription to the Subscription Shares and determined that the Subscription Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment. The Investor acknowledges specifically that a possibility of total loss exists.

5.5.	The Investor acknowledges and agrees that there have been no representations, warranties, covenants, financial advice or agreements made to the Investor by or on behalf of the Company, expressly or by implication, in connection with Investor’s subscription to the Subscription Shares or any other factors which may determine or otherwise affect the price of the aforementioned. The Investor has placed no reliance on written or oral statements made (directly or indirectly) by the Company, or their respective affiliates, officers, directors, agents, employees or its advisers, and has made such due diligence investigation into the subscription, the Subscription Shares and/or the Company and its business as the Investor has deemed appropriate.

5.6.	The Investor is either a professional client or an eligible counterparty within the meanings of item 14 or 73 of article 4 of Act, no. 115/2021, on markets in financial instruments (Icelandic: “fagfjárfestir” or “viðurkenndur gagnaðili”).

5.7.	The Investor is aware that the Company is authorized to enter into subscription and/or purchase agreements with other investors in such amounts as determined by the Company, acting in its sole discretion.
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5.8.	The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, or any assignee of the Investor is not a “US person” (as defined in Regulation S of the Securities Act).

5.9.	The Subscription Shares have not been registered under the Securities Act, and, absent an effective registration statement under the Securities Act, may not be offered, sold, transferred, pledged or otherwise disposed of by the Investor except in accordance with (i) Regulation S under the Securities Act or (ii) within the United States or to, or for the account or benefit of, U.S. persons, pursuant to an exemption from the registration requirements of the Securities Act and in accordance with any applicable securities laws of the states and other jurisdictions of the United States.

5.10.	The Investor acknowledges and agrees that the Subscription Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscription Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Subscription Shares will be subject to transfer restrictions in the United States and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscription Shares to a U.S. person and may be required to bear the financial risk of an investment in the Subscription Shares for an indefinite period of time. The Investor acknowledges and agrees that as a result of such restrictions, there may be a limited trading market for the Subscription Shares held by the Investor and its nominees and assignees. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscription Shares. The Investor further undertakes that, during the 40-day period commencing on the issuance date of the Subscription Shares, it will not offer, sell, pledge, or otherwise transfer the Subscription Shares in the United States or to, or for the account or benefit of, any U.S. Person (as defined in Regulation S under the Securities Act), except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements thereof.

5.11.	The Investor’s acquisition of and holding of the Subscription Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

[6.	Registration Rights.

6.1.	At any time and from time to time, the Investor may make a written demand for registration under the Securities Act of all or any portion of Investor’s Subscription Shares on any form of registration statement for which the Company then qualifies (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Subscription Shares proposed to be sold and the intended method(s) of distribution thereof, which may include an underwritten offering (with underwriter(s) selected by the Investor and reasonably acceptable to the Company). The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Subscription Shares, including obtaining a “cold comfort” letter from the Company’s independent registered public accountants and a customary “bring-down” thereof, in customary form, and an opinion and negative assurance letter of the Company’s counsel addressed to the Investor, the placement agent or sales agent, if any, and the underwriters, if any, covering such legal matters with respect to such registration in respect of which such opinion is being given as the Investor, placement agent, sales agent, or underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to the Investor. The Company shall not be obligated to effect more than two (2) Demand Registrations in respect of all Subscription Shares held by the Investor. The Investor may elect to withdraw from the Demand Registration for any and no reason whatsoever by giving written notice to the Company and any managing underwriter(s) thereof of its request to withdraw prior to the effectiveness of the registration statement filed with the SEC with respect to such Demand Registration. A registration will not count as a Demand Registration until the registration statement filed with the SEC with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto.

6.2.	The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration, prepare and file with the SEC a registration statement for the sale of the Subscription Shares proposed to be sold by the Investor thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such registration statement to become effective and use its reasonable best efforts to keep it effective until all such Subscription Shares have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement or such securities have been withdrawn; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days total or thirty (30) days consecutively in any 12-month period if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such registration statement to be effected at such time. The Company shall, prior to filing a registration statement or prospectus, or any amendment or supplement thereto in connection with a Demand Registration, furnish without charge to the Investor, and Investor’s legal counsel, copies of such registration statement as proposed to be filed, each amendment and supplement to such registration statement (in each case,
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including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Investor or legal counsel may request in order to facilitate the disposition of the Subscribed Shares, and shall promptly notify the Investor of such filing, when such registration statement becomes effective, when any post-effective amendment to such registration statement becomes effective, the issuance or threatened issuance by the SEC of any stop order, and any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

6.3.	The Company shall bear all costs and expenses incurred in connection with a Demand Registration, whether or not the registration statement becomes effective, provided that the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Subscription Shares being sold by the Investor, which underwriting discounts or selling commissions shall be borne by the Investor.

6.4.	To the extent permitted by law, the Company agrees to indemnify and hold harmless the Investor and its officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of Subscription Shares was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred and documented by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the Investor expressly for use therein.]

7.	Governing Law. This Agreement shall be governed by the laws of Iceland, without giving effect to the conflicts of laws provision thereof. Any disputes arising between the parties relating to this Agreement shall be subject to the exclusive jurisdiction of the District Court of Reykjavík (without restricting any right of appeal).

8.	Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to its subject matter. This Agreement is binding upon the parties and their successors.
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9.	Assignment. This Agreement is assignable by the Company to any of its affiliates, or to a successor or assignee of all or part of its business. Otherwise, this Agreement will not be assignable by either party without the prior written consent of the other party.

10.	Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement otherwise remains in full force and effect.

11.	Modification and Waiver. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by both parties, and no failure or delay in enforcing any right will be deemed a waiver.

12.	Further Assurances. If, at any time before or after the Payment Date, the Company or Investor reasonably believes that any further instruments, deeds, bills of sale, assignments or assurances are reasonably necessary or desirable to consummate the purchase and sale of the Subscription Shares by the Investor or to carry out the purposes and intent of this Agreement, then, subject to the terms and conditions of this Agreement, the Company and Investor shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the transactions and to carry out the purposes and intent of this Agreement.

13.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

For confirmation of all of the above, this Agreement may be signed by the parties with a valid electronic signature is in accordance with Act, no. 55/2019, on electronic identification and trust service for electronic commerce

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Alvotech	Investor

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:
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